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                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-26680 and No. 33-53196) pertaining to the 401(k) Plan of Whirlpool Corporation of our report dated April 23, 2001, with respect to the financial statements and supplemental schedule of the Whirlpool Corporation 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2000.



Chicago, Illinois                                 Ernst & Young LLP
June 19, 2001